Exhibit 21.1

Sun Microsystems, Inc. Subsidiaries

Subsidiaries	Jurisdiction of Incorporation or Formation
3055855 Nova Scotia Company	Canada
514713 N.B. Inc.	Canada
Belle Gate Investment B.V.	Netherlands
Cobalt Networks B.V	Netherlands
Innotek GmbH	Germany
ISOPIA Company	Canada
ISOPIA Corp.	New York
MySQL AB	Sweden
MySQL Americas, Inc.	Delaware
MySQL Australia Pty. Ltd.	Australia
MySQL Ireland Ltd.	Ireland
MySQL LLC	Russia
MySQL UK Ltd.	United Kingdom
Niwot Acquisition Corp.	Delaware
Q-layer, Corp.	Delaware
Qlayer BVBA	Belgium
SeeBeyond Pty. Ltd.	Australia
Solaris Indemnity, Ltd.	Bermuda
Storage Technology (Bermuda) Ltd., Puerto Rico Branch	Bermuda
StorageTek (Bermuda) Finance Limited	Bermuda
StorageTek (China) Services Company Limited	China
StorageTek (Malaysia) Sdn. Bhd.	Malaysia
StorageTek International Corporation	Delaware
StorageTek Ireland Limited	Ireland
Sun Microsystems (B.C.) Inc.	Canada
Sun Microsystems (Bilgisayar Sistemleri) Limited Sirketi	Turkey
Sun Microsystems (China) Co., Ltd.	People’s Republic of China
Sun Microsystems (Cyprus) Limited	Austria
Sun Microsystems (Egypt) Ltd.	Egypt
Sun Microsystems (Hellas) S.A.	Greece
Sun Microsystems (Middle East) B.V.	Netherlands
Sun Microsystems (NZ) Limited	New Zealand
Sun Microsystems (Portugal) Tecnicas de Informatica, Sociedade Unipessoal, Limitada	Portugal
Sun Microsystems (Schweiz) A.G.	Switzerland
Sun Microsystems (South Africa) (Pty) Limited	Republic of South Africa
Sun Microsystems (Thailand) Limited	Thailand
Sun Microsystems (U.A.E.) Ltd.	Cayman Islands
Sun Microsystems AB	Sweden
Sun Microsystems AO	Russia
Sun Microsystems AS	Norway
Sun Microsystems Australia Pty. Ltd.	Australia
Sun Microsystems Belgium N.V./S.A.	Belgium
Sun Microsystems China Ltd.	Hong Kong
Sun Microsystems Consulting Limited	People’s Republic of China
Sun Microsystems Czech s.r.o.	Czech Republic
Sun Microsystems Danmark A/S	Denmark
Sun Microsystems de Argentina S.A.	Argentina
Sun Microsystems de Chile, S.A.	Chile
Sun Microsystems de Colombia, S.A.	Colombia
Sun Microsystems de Mexico, S.A. de C.V.	Mexico
Sun Microsystems de Venezuela, S.A.	Venezuela
Sun Microsystems do Brasil Industria e Comercio Ltda.	Brazil
Sun Microsystems Europe Properties B.V.	Netherlands

Subsidiaries	Jurisdiction of Incorporation or Formation
Sun Microsystems European Holding B.V.	Netherlands
Sun Microsystems Exchange, Inc.	Delaware
Sun Microsystems Federal, Inc.	California
Sun Microsystems France SAS	France
Sun Microsystems Ges.m.b.H	Austria
Sun Microsystems Global Finance K.K.	Japan
Sun Microsystems Global Financial Services, LLC	Delaware
Sun Microsystems Global Services B.V.	Netherlands
Sun Microsystems GmbH	Germany
Sun Microsystems Holdings Limited	United Kingdom
Sun Microsystems Hungary Computing Limited Liability Company	Hungary
Sun Microsystems Hyderabad Private Ltd.	India
Sun Microsystems Iberica, S.A.	Spain
Sun Microsystems India Private Limited	India
Sun Microsystems International B.V.	Netherlands
Sun Microsystems International Holding B.V.	Netherlands
Sun Microsystems International, Inc.	California
Sun Microsystems Investments S.a.r.l.	Luxembourg
Sun Microsystems Ireland Limited	Ireland
Sun Microsystems Israel Ltd.	Israel
Sun Microsystems Italia S.p.A.	Italy
Sun Microsystems K.K.	Japan
Sun Microsystems Korea, Ltd.	South Korea
Sun Microsystems Limited	United Kingdom
Sun Microsystems LLC	California
Sun Microsystems Luxembourg S.a.r.l.	Luxembourg
Sun Microsystems Malaysia Sdn. Bhd.	Malaysia
Sun Microsystems Management Services Corporation	California
Sun Microsystems Nederland B.V.	Netherlands
Sun Microsystems of California Limited	Hong Kong
Sun Microsystems of California, Inc.	California
Sun Microsystems of Canada Inc.	Canada
Sun Microsystems Oy	Finland
Sun Microsystems Poland Sp. z o.o	Poland
Sun Microsystems Products, Ltd.	China
Sun Microsystems Pte. Ltd.	Singapore
Sun Microsystems Scotland B.V.	Netherlands
Sun Microsystems Scotland Holding, LP	Scotland
Sun Microsystems Scotland Limited	Scotland
Sun Microsystems Scotland LP	Scotland
Sun Microsystems Services France SAS	France
Sun Microsystems Slovakia, s.r.o.	Slovakia
Sun Microsystems SPB LLC	Russia
Sun Microsystems Taiwan Limited	Taiwan
Sun Microsystems Technology Ltd.	Bermuda
Sun Microsystems Ukraine LLC	Ukraine
The Santacruz Operation de Mexico, S. de R.L. de C.V.	Mexico
Vaau, Inc.	California